Exhibit 10.15


[LETTERHEAD OF ARMSTRONG WORLD INDUSTRIES, INC.]


                               PURCHASE AGREEMENT

This Agreement, effective September 1, 2006 (the "Effective Date") by and between Congoleum Corporation, a Delaware corporation ("Buyer"), with its principal place of business at 3500 Quakerbridge Road, Mercerville, New Jersey 08619 ("Congoleum" or "Buyer"), who agrees to buy, and Armstrong World Industries, Inc. a Pennsylvania corporation Company, ("Armstrong" or "Seller") having its principal place of business at 2500 Columbia Avenue, Lancaster, PA 17601 who agrees to sell the Products according to the terms and conditions set forth below.

1. TERM: This Agreement shall be in effect as of the Effective Date and shall continue through and including December 31, 2006 (the "Initial Term"); provided, however, that Buyer and Seller may extend this Agreement by mutual consent by providing written notice to Seller no later than 90 days before the end of the Initial Term or any successive monthly extension thereof.

2. PRODUCTS: Seller agrees to manufacture and sell to Buyer, and Buyer agrees to purchase from Seller, the coated felt products, as set forth in Exhibit A (the "Products").

3. SPECIFICATIONS: The Products delivered by Seller to Buyer will comply in all material respects with the specifications for the Products attached as Exhibit B ("Specifications"); provided, however, that Seller shall have no liability for any defect in the Product attributable in whole or in part to any manufacturing defect in the felt used in the manufacture of the Products. Seller will notify Buyer of any significant formula changes to the Products prior to implementation.

4. PRICE AND PAYMENT TERMS: The purchase price for each Product delivered and accepted shall be invoiced and paid at the price and terms as set forth in Exhibit A.

5. PURCHASE REQUIREMENTS: Buyer agrees to purchase, for each month of this Agreement, at least 90% of the total Product quantities as set forth on Exhibit C, with such purchases to be spread approximately equally throughout the month ("Requirements"), and Buyer agrees to be liable to Seller for liquidated damages as defined herein for any quantity of Products less than the Requirements actually purchased by Buyer. Upon written request by the Buyer, Seller may agree to provide additional Product quantities on an as available basis, but is under no obligation to do so. Seller's obligations pursuant to this Agreement are contingent upon the completion of any equipment modifications and/or additions required to manufacture the Products to Buyer's requirements. Any required equipment modifications and/or additions shall be completed at buyer's expense pursuant to a separate agreement between the parties.

6. SERVICE AND DELIVERY: Seller will deliver the Products in accordance with the delivery time, fill rate and terms provided in EXHIBIT A.

7. WARRANTY: Seller warrants that the Products delivered hereunder meet the Specifications, excluding any warranty for any defect in the Product attributable in whole or in part to any manufacturing defect in the felt used in the manufacture of the Products. SELLER MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Buyer assumes all risk and liability resulting from use of the Products delivered hereunder, whether used singly or in combination with other products.

8. LIMITATION OF LIABILITY: No claim of any kind, whether as to the Products delivered or for non-delivery of products, and whether or not based on negligence, shall be greater in amount than the purchase price of the Products in respect of which damages are claimed; and failure to give notice of claim within ninety (90) days from date of delivery, or the date fixed for delivery (in the case of nondelivery), shall constitute a waiver by Buyer of all claims in respect of such products. No charge or expense incident to any claims will be allowed unless approved by an authorized representative of Seller. Products shall not be returned to Seller without Seller's prior permission, and then only in the manner prescribed by Seller. The remedy hereby provided shall be the exclusive and sole remedy of Buyer. Except to the extent provided herein, in no event shall either party be liable for special, indirect or consequential damages, whether or not caused by or resulting from the negligence of such party.

9. LIQUIDATED DAMAGES: If Seller fulfills its obligations hereunder, but Buyer fails to purchase the Requirements of Products as set forth herein in any calendar month, Seller shall, as its sole and exclusive remedy hereunder, be entitled to liquidated damages, due on the last day of the Initial Term, in the amount of 79% of the purchase price for each Product per square yard for each square yard of Product less than the Requirements for each Product actually purchased by Buyer during each calendar month, and such payment when received by Seller shall constitute and be liquidated and agreed damages, whereupon this Agreement shall terminate and the parties hereto shall be relieved of any further liability or obligation to each other; it being expressly understood that the payment of the aforesaid liquidated damage amount to Seller shall be the sole and exclusive right and remedy of Seller, constitutes a fair and reasonable amount for the damage sustained by Seller by reason of Buyer's breach of this Agreement by failing to purchase the


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10.   EXCHANGE OF INFORMATION: The contents of this Agreement are to be kept confidential between the participating Parties. Each Party agrees to furnish technical and business information as reasonably required to satisfy the requirements of this Agreement only to the extent that each Party is legally free to disclose such information, and neither party shall be entitle to use such information for any other purpose.

11. CONFIDENTIAL INFORMATION: The parties acknowledge that in order for Seller to provide Products contemplated by this Agreement, it may be necessary for either party to disclose to the other certain technical, marketing, or other information ("Confidential Information") and/or that such Confidential Information may be learned by either party by observing the other party's facilities in the course of performing its obligations under this Agreement. Each party agrees that Confidential Information obtained from the other party will be received and maintained in confidence and will not be disclosed to any third parties, except those who have a need to know such Confidential Information and have undertaken an obligation of confidentiality. The parties further agree that Confidential Information shall be used only for the performance of the receiving party's obligations under this Agreement. All right, title and interest to Confidential Information are and shall remain the property of the disclosing party. The foregoing obligations shall survive termination or expiration of this Agreement for five years after the termination or expiration of this Agreement.

12. ASSIGNMENT: This Agreement is not assignable or otherwise transferable by either party without the prior written consent of the other, which shall not be unreasonably withheld or delayed. However, Seller may assign all or any portion of its rights and obligations under this Agreement to or among any of its affiliates or subsidiaries or in connection with a sale or transfer of controlling interest in capital stock, a sale of all or substantially all of its assets or the assets comprising its business or pursuant to a merger or consolidation to which it is a party. Performance by a subsidiary or affiliate of Seller constitutes performance by Seller.

13. GENERAL INDEMNITY: Buyer agrees to protect, defend, hold harmless and indemnify Seller, its officers, directors, employees, agents and customers from and against any and all claims, actions, liabilities, losses, costs, damages and expenses arising out of or related to (a) any death or injury to any person, any actual or alleged damage to any property, or any other damage or loss, by any party whomsoever suffered, resulting or claimed to result in whole or in part from any Products delivered hereunder, whether used singly or in combination with other products, except to the extent such claim relates solely the failure of such Products to comply with Specifications (excluding felt defects) or with any express warranties of Seller.

14. FORCE MAJEURE: Neither party shall be liable for delays or defaults due to acts of God, acts of governmental authority, acts of public enemy, war, fires, floods, epidemics, labor strikes, freight embargoes, economic downturn, significant decline in demand for the party's products, or other causes or contingencies reasonably beyond its control. In case of such excusable delay or default, either party shall have the right to cancel any order, and neither party shall be liable to the other for such cancellation. Whenever Seller has knowledge of any actual or potential delay in the timely performance of any order for any reason, Seller shall immediately notify Buyer in writing of such delay.

15. NOTICES: All notices required for termination, delay, and force majeure shall be deemed effective upon receipt and shall be in writing and mailed, postage prepaid, to the addresses listed in the introductory paragraph.

16. TERMINATION: In the event that one party breaches a material provision of this Agreement and fails, within thirty (30) days of written notice specifying the nature of the breach, to cure such breach, then the non-breaching party may immediately terminate this Agreement by subsequent written notice to the breaching party.

17. DISPUTES: This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof, excluding the United Nations Convention on Contracts for the International Sale of Goods. The Parties shall strive to settle any dispute, controversy or claim arising from the interpretation or performance, or in connection with, this Agreement ("Dispute") through friendly consultations. In the event no settlement can be reached through consultations within thirty
      (30) days of the submission of such matter by one Party to the other Party (or Parties), then such matter shall be settled by arbitration, at Philadelphia, Pennsylvania in accordance with the Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of arbitration. The Dispute shall be adjudicated by three (3) arbitrators, one of whom shall be appointed by Seller and one of whom shall be appointed by Buyer. The third arbitrator shall be appointed by the other two arbitrators. Any arbitral award rendered in accordance with the arbitration proceedings described above shall be final and binding upon the Parties and shall be enforceable in accordance with its terms. The award may be enforced by filing as a judgment in any court having jurisdiction, or application may be made to such court for assistance in enforcing the award, as the case may be.

18. OTHER RESTRICTIONS: Seller and Buyer represent and warrant to each other that neither Buyer nor Seller is under the control of a national or resident of any country restricted by the United States government and that neither party nor any party owning or controlling such party is identified on the list of Specially Designated Nationals (each a "SDN") published by the United States Department of the Treasury at www.treas.gov/ofac.

19. ENTIRE AGREEMENT: The terms and conditions of this document, together with the attached Exhibits, which are incorporated by reference, represent the entire agreement between Buyer and Seller with respect to the sale of the goods and services, supersedes all prior written and oral agreements and can be modified only in writing signed by both parties.


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IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have caused this Agreement to be executed as of the Effective Date written above.

BUYER                                        SELLER

By: /s/ John L. Russ, III                    By: /s/ Frank Ready
    ---------------------------                  ------------------------------
    (Signature)                                  (Signature)

John L. Russ, III                            Frank Ready
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(Type or Print Name)                         (Type or Print Name)

Title: Senior Vice President, Operations     Title: President
       ---------------------------------            ---------------------------

Date: September 7, 2006                      Date: 9/08/06
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